For Immediate Release

From:

Ameritrans Capital Corporation

For more information Contact:

Michael Feinsod

(212) 355-2449

Ameritrans Announces Results of Annual Meeting

New York, New York, November 25, 2008 – Ameritrans Capital Corporation (NASDAQ: AMTC, AMTCP) today held its annual meeting of shareholders. At the meeting, the shareholders elected nine members to serve on the Company's Board of Directors: Peter Boockvar, Steven Etra, Michael Feinsod, Gary C, Granoff, Murray A. Indick, John R. Laird, Howard Sommer, Ellen M. Walker, and Ivan J. Wolpert.  Each of the Directors will serve on the Company's Board of Directors until the Company's next annual meeting of shareholders, which is anticipated for the fall of 2009.

ABOUT AMERITRANS CAPITAL CORPORATION

Ameritrans Capital Corporation is an internally managed, closed-end investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended.  Ameritrans originates, structures and manages a portfolio of secured business loans and selected equity investments. Ameritrans' wholly owned subsidiary Elk Associates Funding Corporation is licensed by the United States Small Business Administration as a Small Business Investment Company (SBIC).  The Company maintains its offices at 747 Third Avenue, 4th Floor, New York, NY 10017.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition.  These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties.  Actual results and condition may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission.  Ameritrans Capital undertakes no duty to update any forward-looking statements made herein.

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